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EXHIBIT 21 - SUBSIDIARIES OF MACKINAC FINANCIAL CORPORATION

         First Manistique Agency, Inc. - 100% owned
         (incorporated as a Michigan corporation)

         First Rural Relending Company - 100% owned
         (incorporated as a Michigan corporation)

         North Country Capital Trust - 100% owned
         (organized as a Delaware business trust)

         mBank - 100% owned
         (incorporated as a Michigan banking corporation)

             Subsidiaries of mBank

                NCB Real Estate Company - 100% owned
                (incorporated as a Michigan corporation)

                American Financial Mortgage Corporation - 100% owned (incorporated as a Michigan corporation)

                mBank Mortgage Company LLC - 99% owned
                (incorporated as a Michigan corporation)

                mBank Employee Services, LLC - 79% owned
                (incorporated as a Michigan corporation)

Mackinac Financial Corporation directly owns the first four subsidiaries listed above. mBank owns the remaining four subsidiaries.